UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2005
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact name of registrant as specified in its charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification No.

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including Zip Code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On April 18, 2005, EMCORE announced plans to consolidate solar panel operations into a state-of-the-art facility located in Albuquerque, NM.  The establishment of a modern solar panel manufacturing facility, adjacent to the Albuquerque solar cell fabrication operations, will provide solar cell assemblies and solar panels for the satellite and terrestrial markets.  Based on updated projections, the Company determined on August 1, 2005 that the exit and disposal activity expenses through fiscal year 2006 associated with this consolidation effort may be material.

By consolidating operations into a single location, EMCORE Photovoltaics expects to realize annual cost savings in fiscal 2006 and beyond, which will enable it to better compete in the terrestrial and space power markets.  Production operations at its City of Industry, CA (COI) solar panel facility were discontinued during the third quarter of fiscal 2005, and the facility is expected to be closed during the first quarter of fiscal 2006.

The Company currently expects that the estimated total cost associated with the closure of EMCORE's COI solar panel facility will be approximately $3.4 million.  The total charges include: (a) approximately $262,000 for severance related expenses; (b) approximately $145,000 for facility clean up costs; (c) approximately $283,000 for employee retention and relocation expenses; (d) approximately $480,000 relating to the early termination of contracts; and (e) approximately $2.2 million for other related charges, including costs associated with the disposal of fixed assets, restructuring expenses, and other facility-related expenses.  The Company estimates that approximately $2.7 million of the total restructring costs will be cash expenditures.

Statements included within this Current Report on Form 8-K that are not historical in nature, including without limitation the Company’s anticipated cost and timing of the COI facility closure, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance, or events to be materially different from any future results, performance, or events expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the ability to achieve cost savings and efficiencies through consolidation; the timing and cost of the Company’s facility closure, including without limitation the timing of cash expenditures; and the possibiility that the Company may delay the closure of the COI facility to support an additional near-term business opportunity, which is presently under discussion.  Additional information regarding these risks, uncertainties, and other matters are set forth in the Company’s filings with the Securities and Exchange Commission.

Explanatory Note:  This Amendment is filed solely to revise the second paragraph of Item 2.05 regarding the time frame for discontinuance of production operations at EMCORE's COI facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
By: /s/ Thomas G. Werthan Thomas G. Werthan Chief Financial Officer

Dated:  August 5, 2005